UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2022

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On September 16, 2022, the Board of Directors (the “Board”) of Fluence Energy, Inc. (the “Company”) appointed Mr. Ricardo Falu to serve as a director on the Company’s Board to fill the AES Grid Stability, LLC (“AES Grid Stability”) designee vacancy, pursuant to AES Grid Stability's director appointment right under the Company’s Stockholders Agreement, dated as of October 27, 2021, by and among the Company, Siemens Industry, Inc. (“Siemens Industry”), AES Grid Stability, and Qatar Holding LLC (as amended and modified from time to time, the “Stockholders Agreement”), with immediate effect. Mr. Falu will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until his respective successor is duly elected and qualified or his earlier death, disqualification, resignation or removal, subject to the terms of the Stockholders Agreement.

The AES Grid Stability designee vacancy had been previously created upon Mr. Julian Nebreda’s appointment as Chief Executive Officer and President of the Company, effective September 1, 2022, at which time he ceased to serve as a director designated by AES Grid Stability and is now serving as a director on the Board in his capacity as a management representative of the Company. Mr. Falu, Senior Vice President and Chief Strategy and Commercial Officer at the AES Corporation ("AES"), was designated as a nominee to the Board by AES Grid Stability pursuant to its right under the Stockholders Agreement to designate for nomination to the Board up to three directors so long as the AES Related Parties (as defined in the Stockholders Agreement) beneficially own in the aggregate 20% or more of all issued and outstanding shares of the Company’s Class A common stock (including the Underlying Class A Shares (as defined in the Stockholders Agreement)). As previously disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), AES Grid Stability, an indirect subsidiary of AES, is a principal stockholder of the Company and is party to a number of agreements entered into by and among the Company and its other principal shareholders and their respective affiliates which provide a framework for the Company’s relationship with these shareholders, including the Stockholders Agreement. In the ordinary course of our business, AES and its affiliates purchase, and we expect that AES and its affiliates will continue to purchase, our products and services for energy storage projects in multiple countries.

In connection with his appointment to the Board, Mr. Falu has entered the Company’s standard indemnification agreement for directors and officers (the “Fluence Form D&O Indemnification Agreement”) in the form filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333- 259839), filed with the SEC on October 19, 2021.

Concurrently, the Board appointed current Board member Ms. Tish Mendoza as a member of the Nominating and Corporate Governance Committee, with immediate effect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: September 19, 2022	By:	/s/ Francis Fuselier
Francis Fuselier
SVP, General Counsel and Secretary